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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                                December 30, 2005
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                Date of Report (Date of earliest event reported)


                          ZYNEX MEDICAL HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

              Nevada                      33-26787-D              90-0214497
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 (State or other jurisdiction of   (Commission File Number)   (IRS Employer
          incorporation)                                     Identification No.)

                         8100 South Park Way, Suite A-9
                            Littleton, Colorado 80120
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                    (Address of principal executive offices)


                                 (303) 703-4906
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               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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Item 8.01. Other Events.

     On December 30, 2005, by written action without a meeting, the shareholders of Zynex Medical Holdings, Inc. ("Zynex") adopted the Zynex Medical Holdings, Inc. 2005 Stock Option Plan (the "2005 Plan"). This action was taken by Thomas Sandgaard who holds more than a majority of the outstanding shares of Zynex. This approval was required in order for incentive stock options to be issuable under the 2005 Plan. Under the 2005 Plan, 3,000,000 shares of common stock, subject to adjustment for stock splits, recapitalizations and similar events, are available for the grant of stock options. Options granted under the 2005 Plan may be either non-qualified or incentive and may be granted to employees, directors, independent contractors and consultants. at the discretion of the Board of Directors (the "Board"). The 2005 Plan is available for option grants until December 31, 2014.

     The 2005 Plan is administered by Zynex' President and Chief Executive Officer (the "Administrator"). The Administrator has the authority to determine
(a) those individuals eligible to participate in the 2005 Plan, (b) the size, form, terms (including vesting) and conditions of awards under the 2005 Plan, and (c) rules with respect to the administration of the 2005 Plan.

     The option price per share under the 2005 Plan must be the fair market value of the common stock on the date of grant unless such option is granted in substitution of options granted by a new employee's previous employer or the optionee pays or foregoes compensation in the amount of any discount. The options have a maximum term of ten years and will vest as determined by the Administrator.

     Payment of the exercise price may be by cash, or any other means acceptable to the Administrator. Options cease to be exercisable one month after termination of an optionee's continuous service due to reasons other than cause, and twelve months after death, disability or retirement. Options may be suspended or terminated if the Administrator or any person designated by the Administrator reasonably believes that the optionee has committed a act of misconduct against Zynex. Options are not transferable unless specified by the Administrator. The Board may amend the 2005 Plan except that an amendment cannot affect the rights and obligations of the participants and Zynex arising under options previously granted and in effect.

     A copy of the 2005 Plan was filed as an exhibit to Zynex's 2004 10-KSB report filed with the Securities and Exchange Commission on April 15, 2005.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         ZYNEX MEDICAL HOLDINGS, INC.
                                         (Registrant)

Date   December 30, 2005            By   /s/ Thomas Sandgaard
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                                         President and Chief Executive Officer


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